Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-168509 on Form S-3 of Chesapeake Energy Corporation of our report dated March 1, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Chesapeake Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

March 18, 2013